Exhibit 3.2L


                                    BYLAWS
                                      OF
                          DATA STORAGE SYSTEMS, INC.



                                   ARTICLE I

                                 Applicability

      Section 1. Applicability of Bylaws. These Bylaws govern, except as otherwise provided by statute or its Articles of Incorporation, the management of the business and the conduct of the affairs of the Corporation.


                                  ARTICLE II

                                    Offices

      Section 1. Principal Executive Office. The location of the principal executive office of the Corporation is 745 Atlantic Avenue, Boston, Massachusetts 02111.

      Section 2. Other Offices. The Board of Directors may establish other offices at any place or places within or without the State of California.

      Section 3. Change in Location or Number of Offices. The Board of Directors may change any office from one location to another or eliminate any office or offices.


                                  ARTICLE III


                           Meetings of Shareholders

      Section 1. Place of Meetings. Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the Corporation.

      Section 2. Annual Meetings. An annual meeting of the shareholders shall be held within 180 days following the end of the fiscal year of the Corporation at a date and time designated by the Board of Directors. Directors shall be elected at each annual meeting and any other proper business may be transacted thereat.

      Section 3.  Special Meetings.



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            (a) Special meetings of the shareholders may be called by a majority of the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting.

            (b) Any request for the calling of a special meeting of the shareholders shall (1) be in writing, (2) specify the date and time thereof which date shall be not less than 35 nor more than 60 days after receipt of the request, (3) specify the general nature of the business to be transacted thereat and (4) be given either personally or by first-class mail, postage prepaid, or other means of written communication to the Chairman of the Board, President, any Vice President or Secretary of the Corporation. The officer receiving a proper request to call a special meeting of the shareholders shall cause notice to be given pursuant to the provisions of Section 4 of this article to the shareholders entitled to vote thereat that a meeting will be held at the date and time specified by the person or persons calling the meeting.

            (c) No business may be transacted at a special meeting unless the general nature thereof was stated in the notice of such meeting.

      Section 4.  Notice of Annual, Special or Adjourned Meetings.

            (a) Whenever any meeting of the shareholders is to be held, a written notice of such meeting shall be given in the manner described in subdivision (d) of this section not less than 10 nor more than 60 days before the date thereof to each shareholder entitled to vote thereat. The notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the giving of the notice, intend to present for action by the shareholders including, whenever directors are to be elected at a meeting, the names of nominees intended at the time of giving of the notice to be presented by management for election.

            (b) Any proper matter may be presented at an annual meeting for action, except as is provided in subdivision (f) of Section 601 of the Corporations Code of the State of California.

            (c) Notice need not be given of an adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than 45 days or if after the adjournment a new record date is provided for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote thereat.

            (d) Notice of any meeting of the shareholders or any report shall be given either personally or by firstclass mail, postage prepaid, or other means of written communication,

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addressed to the shareholder at his address appearing on the books of the
Corporation or given by him to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of these Bylaws or the General Corporation Law of the State of California, executed by the secretary, assistant secretary or any transfer agent of the Corporation, shall be prima facie evidence of the giving of the notice or report.

            (e) If any notice or report addressed to the shareholder at his address appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon his written demand at the principal executive office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

      Section 5.  Record Date.

            (a) The Board of Directors may fix a time in the future as a record date for the determination of the shareholders (1) entitled to notice of any meeting or to vote thereat, (2) entitled to receive payment of any dividend or other distribution or allotment of any rights or (3) entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall be not more than 60 nor less than 10 days prior to the date of any meeting of the shareholders nor more than 60 days prior to any other action.

            (b)  In the event no record date is fixed:

                  (1) The record date for determining the shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

                  (2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

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                  (3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

            (c) Only shareholders of record at the close of business on the record date are entitled to notice and to vote or to receive a dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

            (d) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

      Section 6.  Quorum; Action at Meetings.

            (a) A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.

            (b) Except as provided in subdivision (c) of this section, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number is required by Law or the Articles of Incorporation.

            (c) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

      Section 7. Adjournment. Any meeting of the shareholders may be adjourned from time to time whether or not a quorum is present by the vote of a majority of the shares represented thereat either in person or by proxy. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

      Section 8.  Validation of Defectively Called, Noticed or
Held Meetings.

            (a) The transactions of any meeting of the shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call


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and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote thereat, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

            (b) Attendance of a person at a meeting shall constitute a waiver of notice of, and presence at, such meeting, except (1) when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and (2) that attendance at a meeting is not a waiver of any right to object to the consideration of any matter required by the General Corporation Law of the State of California to be included in the notice but not so included, if such objection is expressly made at the meeting.

            (c) Any written waiver of notice shall comply with subdivision (f) of Section 601 of the Corporations Code of the State of California.

      Section 9.  Voting for Election of Directors.

            (a) Every shareholder complying with subdivision (b) of this section and entitled to vote at any election of directors may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

            (b) No shareholder shall be entitled to cumulate his votes (i.e., cast for any one candidate a number of votes greater than the number of votes which such shareholder normally is entitled to cast) unless such candidate's or candidates' names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of his intention to cumulate his votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

            (c) Elections for directors may be by voice vote or by ballot unless any shareholder entitled to vote demands election by ballot at the meeting prior to the voting, in which case the vote shall be by ballot.

            (d) In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected as directors.

      Section 10.  Proxies.

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            (a) Every person entitled to vote shares may authorize another person or persons to act with respect to such shares by a written proxy signed by him or his attorney-in-fact and filed with the Secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by him or his attorney-in-fact.

            (b) Any duly executed proxy shall continue in full force and effect until the expiration of the term specified therein or upon its earlier revocation by the person executing it prior to the vote pursuant thereto (1) by a writing delivered to the Corporation stating that it is revoked, (2) by a subsequent proxy executed by the person executing the proxy or (3) by the attendance at the meeting and voting in person by the person executing the proxy. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. The date contained on the form of proxy shall be deemed to be the date of its execution.

            (c) A proxy which states that it is irrevocable is irrevocable for the period specified therein subject to the provisions of subdivisions (e) and
(f) of Section 705 of the Corporations Code of the State of California.

      Section 11.  Inspectors of Election.

            (a) In advance of any meeting of the shareholders, the Board of Directors may appoint either one or three persons (other than nominees for the office of director) as inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse to act) at the meeting. If appointed at a meeting on the request of one or more shareholders or the proxies thereof, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

            (b) The duties of inspectors of election and the manner of performance thereof shall be as prescribed in Section 707 of the Corporations Code of the State of California

      Section 12.  Action by Written Consent.

            (a) Subject to subdivisions (b) and (c) of this section, any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting, without a vote and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting in which all shares entitled to vote thereon were

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present and voted. All such consents shall be filed with the Secretary of the
Corporation and maintained with the corporate records.

            (b) Except for the election of a director by written consent to fill a vacancy (other than a vacancy created by removal), directors may be elected by written consent only by the unanimous written consent of all shares entitled to vote for the election of directors. In the case of an election of a director by written consent to fill a vacancy (other than a vacancy created by removal), any such election requires the consent of a majority of the outstanding shares entitled to vote.

            (c) Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as provided in subdivision
(b) of Section 603 of the Corporations Code of the State of California.

            (d) Any shareholder giving a written consent, or his proxyholders, or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the Corporation.


                                  ARTICLE IV

                                   Directors

      Section 1.  Number of Directors.

            (a)  The authorized number of directors shall be one.

      Section 2. Election of Directors. Directors shall be elected at each annual meeting of the shareholders.

      Section 3. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which he is elected and until a successor has been elected.

      Section 4.  Vacancies.

            (a) A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors or otherwise.

            (b) Except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a

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majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director shall be filled only by shareholders.

            (c) The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

      Section 5.  Removal.

            (a) The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

            (b) Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed (unless the entire Board of Directors is removed) if whenever the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of his most recent election were then being elected.

            (c) Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

      Section 6. Resignation. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

      Section 7. Fees and Compensation. Directors may be paid for their services in such capacity a sum in such amount, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors, and may be reimbursed for their expenses, if any, incurred in such capacity, including (without limitation) expenses of attendance at any meeting of the Board. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.


                                   ARTICLE V


                     Committees of the Board of Directors

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      Section 1. Designation of Committees. The Board of Directors may, by
resolution adopted by a majority of the authorized number of directors, designate (1) one or more committees, each consisting of one or more directors and (2) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof. Any member or alternate member of a committee shall serve at the pleasure of the Board.

      Section 2. Powers of Committees. Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

            (a) The approval of any action for which the General Corporation Law of the State of California also requires any action by the shareholders;

            (b) The filling of vacancies on the Board or in any committee thereof;

            (c) The fixing of compensation of the directors for serving on the Board or on any committee thereof;

            (d) The amendment or repeal of these Bylaws or the adoption of new bylaws

            (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable.

            (f) A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

            (g) The designation of other committees of the Board or the appointment of members or alternate members thereof.


                                  ARTICLE VI

                      Meetings of the Board of Directors
                            and Committees Thereof

      Section 1. Place of Meetings. Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board, or in the absence of such designation, at the principal executive office of the Corporation. Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.


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      Section 2. Organization Meeting. An organization meeting shall be held each year immediately following the annual shareholders meeting. Notice of any such meeting is not required.

      Section 3. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall be designated from time to time by the Board. Notice of any such meeting is not required.

      Section 4. Special Meetings. Special meetings of the Board of Directors may be called at any time for any purpose or purposes by the Chairman of the Board or the President or any vice president or the Secretary or any two directors. Notice shall be given of any special meeting of the Board.

      Section 5.  Notice of Special Meetings.

            (a) Notice of the time and place of special meetings of the Board of Directors shall be delivered personally or by telephone to each director or sent to each director by first-class mail or telegraph, charges prepaid. Such notice shall be given four days prior to the holding of the special meeting if sent by mail or 48 hours prior to the holding thereof if delivered personally or given by telephone or telegraph. The notice or report shall be deemed to have been given at the time when delivered personally to the recipient or deposited in the mail or sent by other means of written communication.

            (b) Notice of any special meeting of the Board of Directors need not specify the purpose thereof and need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

      Section 6. Validation of Defectively Held Meetings. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. Such waivers, consents and approvals (1) need not specify the purpose of any meeting of the Board of Directors and (2) shall be filed with the corporate records or made a part of the minutes of the meeting.

      Section 7.  Quorum; Action at Meetings; Telephone Meetings.

            (a) A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless action by a greater


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proportion of the directors is required by law or the Articles of Incorporation.

            (b) A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

            (c) Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment so long as all members participating in such meeting can hear one another.

      Section 8. Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

      Section 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

      Section 10. Meetings of and Action by Committees. The provisions of this Article apply to committees of the Board of Directors and action by such committees with such changes in the language of those provisions as are necessary to substitute the committee and its members for the Board and its members.


                                  ARTICLE VII

                                   Officers

      Section 1. Officers. The Corporation shall have as officers, a President, a Secretary and a Treasurer. The Treasurer is the chief financial officer of the Corporation unless the Board of Directors has by resolution designated a vice president or other officer to be the chief financial officer. The Corporation may also have at the discretion of the Board, a Chairman of the Board, a Vice Chairman of the Board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article.
One person may hold two or more offices.

      Section 2. Election of Officers. The officers of the Corporation, except such officers as may be appointed in

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accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen by the Board of Directors.

      Section 3. Subordinate Officers. Etc. The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws. Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

      Section 4.  Removal and Resignation.

            (a) Any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

            (b) Any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any vice president or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

      Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

      Section 6. Chairman of the Board. If there is a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors, exercise and perform such other powers and duties as may be from time to time assigned to him by resolution of the Board and, if there is no President, the Chairman of the Board shall be the chief executive officer of the Corporation and have the power and duties set forth in Section 7 of this Article.

      Section 7. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board. He shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

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      Section 8. Vice President. In the absence or disability of the President, the vice presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time designate.

      Section 9.  Secretary.

            (a) The Secretary shall keep or cause to be kept (1) the minute book, (2) the share register and (3) the seal, if any, of the corporation.

            (b) The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

      Section 10.  Treasurer.

            (a) The Treasurer shall keep, or cause to be kept, the books and records of account of the Corporation.

            (b) The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and the Board, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board or as the President may from time to time delegate.


                                 ARTICLE VIII

                              Records and Reports

      Section 1. Minute Book - Maintenance and Inspection. The Corporation shall keep or cause to be kept in written form at its principal executive office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees


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thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.

      Section 2. Share Register - Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office or, if so provided by resolution of the Board of Directors, at the Corporation's transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

      Section 3. Books and Records of Account - Maintenance and Inspection. The Corporation shall keep or cause to be kept at its principal executive office or such other place as the Board of Directors may order, adequate and correct books and records of account.

      Section 4. Bylaws - Maintenance and Inspection. The Corporation shall keep at its principal executive office or, in the absence of such office in the State of California, at its principal business office in that state, the original or a copy of the Bylaws as amended to date.

      Section 5. Annual Report to Shareholders. The annual report to the shareholders described in Section 1501 of the Corporations Code of the State of California is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the Corporation as they see fit.


                                  ARTICLE IX

                              Indemnification of
                   Officers, Directors, Employees and Agents

      Section 1. Right to Indemnification. Each person which was or is a party or is threatened to be made a party to or is involved (as a party, witness or otherwise) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation that was a predecessor corporation of the Corporation or of

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another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent (hereafter an "Agent"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal, state, local or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter "Expenses"). The right to indemnification conferred in this Article shall be a contract right. It is the Corporation's intention that these Bylaws provide indemnification in excess of that expressly permitted by
Section 317 of the California General Corporation Law, as authorized by the Corporation's Articles of Incorporation.

      Section 2. Authority to Advance Expenses. Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the California General Corporation Law, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article or otherwise. Expenses incurred by other Agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon the receipt of a similar undertaking, if required by law, and upon such other terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

      Section 3. Right of Claimant to Bring Suit. If a claim under Section 1 or 2 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys' fees) of prosecuting such claim. It shall

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be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

      Section 4. Provisions Nonexclusive. The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, the provision, agreement or vote shall take precedence.

      Section 5. Authority to Insure. The Corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the Corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article, all as set forth in Section 317 of the California General Corporation Law, as amended.

      Section 6. Survival of Rights. The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      Section 7. Settlement of Claims. The Corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

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

      Section 8. Effect of Amendment. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal or modification.

      Section 9. Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

      Section 10. No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                   ARTICLE X

                                 Miscellaneous

      Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, and any assignment or endorsement thereof, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from

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



time to time, shall be determined by resolution of the Board of Directors.

      Section 2. Contracts, Etc. - How Executed. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board, no officer, employee or other agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

      Section 3. Certificates of Stock. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or the President or a vice president and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary, certifying the number of shares and the class or series thereof owned by the shareholder. Any or all of the signatures on a certificate may be by facsimile signature. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an

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

officer, transfer agent or registrar at the date of issue.

      Section 4. Lost Certificates. Except as provided in this section, no new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions as the Board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

      Section 5. Representation of Shares of Other Corporations. Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any vice president or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

      Section 6. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Corporations Code of the State of California shall govern the construction of these Bylaws.


                                  ARTICLE XI

                                  Amendments

      Section 1. Amendments. New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote. Subject to the next preceding sentence, bylaws (other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number, or changing from a fixed to a variable board or vice versa) may be adopted, amended or repealed by the Board of Directors.



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